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July 30, 1999


                                                       Exhibits 5.2 and 23.1


Household Auto Receivables Corporation
1111 Town Center Drive
Las Vegas, Nevada  89134

Gentlemen:

     I am a Vice President-Corporate Law and Assistant Secretary of Household International, Inc., a Delaware corporation ("Household"), the ultimate parent corporation of Household Finance Corporation (the "Servicer"), Household Auto Receivables Corporation (the "Seller") and Household Automotive Finance Corporation ("HAFC"). I am generally familiar with the proceedings in connection with the Seller's Registration Statement on Form S-3 (the "Registration Statement") pursuant to which Auto Receivables Asset Backed Securities are to be registered for issuance from time to time in series by one or more trusts established by the Seller. Each series of securities will be issued by a trust which will be either (a) an owner trust or (b) a grantor trust. This opinion relates to the issuance by owner trusts of certain asset backed notes (the "Notes") to be sold from time to time in one or more series in amounts to be determined at the time of each sale and as will be set forth in one or more supplements (each, a "Prospectus Supplement") to the prospectus (the "Prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Notes will be issued by owner trusts (the "Trusts"). The Trusts will be formed by the Seller pursuant to a Certificate of Trust filed with the Secretary of State of Delaware. The operations of the Trust will be defined in a Trust Agreement (the "Trust Agreement") between the Seller, and the owner trustee for each Trust, as specified in the related Prospectus Supplement. The Notes will be issued pursuant to an Indenture (the "Indenture") among the Seller, the Servicer, the Trust, the owner trustee and an indenture trustee. The indenture trustee will also be specified in the related Prospectus Supplement. Forms of the Trust Agreement and Indenture are included as exhibits to the Registration Statement.

     I am, or attorneys under my supervision are, familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.


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Household Auto Receivables Corporation
July 30, 1999
Page 2

     Based on the foregoing, it is my opinion that the Notes will be fully paid and non-assessable, legally and validly issued and will be legal and binding obligations of the issuing Trust, when the following have occurred:

          1) the Registration Statement shall have been declared effective by the Commission under the Securities Act of 1933, as amended,

          2) the Seller's Board of Directors shall have adopted resolutions authorizing the Seller to execute all required documents, including the Trust Agreement, Indenture and the Underwriting Agreement (as defined below), and to take all action required to cause the Notes to be issued pursuant to each Indenture, and to be sold pursuant to each Underwriting Agreement,

          3) the Trust Agreement and Indenture relating to the Notes each shall be duly executed and delivered by the parties thereto,

          4) the Notes shall have been duly authenticated by the Indenture Trustee in accordance with the Indenture, and delivered by the Seller in accordance with the Underwriting Agreement among HFC, the Seller, HAFC and the Underwriters named therein (the "Underwriting Agreement"), and

          5) the Seller shall have received the agreed purchase price for the Notes in accordance with the Underwriting Agreement.

     In giving the opinions expressed herein, I express no opinion other than as to the laws of the State of Illinois, the general corporation laws of the States of Delaware and New York and the federal laws of the United States. As to matters of New York law, I have conferred with attorneys employed by Household who are licensed to practice law in the State of New York.

     I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the "Blue Sky" or securities laws of the various states to sale of the Notes.


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Household Auto Receivables Corporation
July 30, 1999
Page 3

     I hereby consent to the use of my name and my opinion in the Prospectus filed pursuant to Rule 430A or 424 of Regulation C of the Act, in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,



/s/ John W. Blenke
-------------------------------
John W. Blenke
Vice President-Corporate Law
and Assistant Secretary